Exhibit 10.5
AMENDMENT TO THE EMPLOYMENT AGREEMENT
BETWEEN NATIONSHEALTH, INC. AND ROBERT E. TREMAIN
WHEREAS, NationsHealth, Inc., a Delaware corporation (the “Company”) entered into an agreement with Robert E. Tremain (the “Executive”) as of February 3, 2006, as amended on March 8, 2006 and June 14, 2006, to employ the Executive as Chief Operating Officer (the “Agreement”); and
WHEREAS, the Agreement provides that the Executive shall receive a temporary housing allowance in connection with commencement of his employment with the Company; and
WHEREAS, the Company and the Executive wish to amend the terms of the Agreement with respect to the temporary housing allowance as provided herein;
NOW, THEREFORE, the parties agree to amend Section 3(a)(ii) of the Agreement to provide in its entirety as follows:
a temporary housing allowance of up to $7,000 per month for a period of ten months following the Effective Date of this Agreement or until such time as the Executive obtains permanent housing, whichever is earlier;
IN WITNESS WHEREOF, the parties have duly executed this amendment as of October 5, 2006.

WITNESS:	NATIONSHEALTH INC.

Timothy Fairbanks	By:	/s/ Glenn M. Parker

		Name:	Glenn M. Parker, M.D.
		Title:	Chief Executive Officer

WITNESS:

Adelaida Savard	By:	/s/ Robert E. Tremain

		Name:	Robert E. Tremain